SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2004

IMPERIAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	1-10307	74-0704500
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

ONE IMPERIAL SQUARE P. O. BOX 9 SUGAR LAND, TEXAS	77487
(Address of principal executive offices)	(Zip Code)

(281) 491-9181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4))

Item 5.02 – Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 8, 2004, Imperial Sugar Company appointed Paul Durlacher as the Company’s Executive Vice President and Chief Operating Officer. Mr. Durlacher, 52, was a management consultant from May 2003 to September 2004, and served as president and chief executive officer of Maplehurst Bakeries, an Indiana producer of cakes, pies, donuts, breads and other similar items, from July 1999 to May 2003. Previously, he served in executive management positions, including chief financial officer and chief operating officer, for 10 years for Interbake Foods, a manufacturer of cookies, crackers and other baked ingredients. Terms of Mr. Durlacher’s employment include a base salary of $335,000, options to purchase 100,000 shares of Common Stock under the Company’s Long-Term Incentive Plan, participation in the Company’s management incentive bonus plan, as well as customary health, welfare and relocation benefits.

The Company issued a press release announcing the appointment, which is attached hereto as exhibit 99.1 and incorporated in this Item 5.02 by reference. Additionally, the Company entered into a Change of Control Agreement with Mr. Durlacher, which is attached hereto as exhibit 99.2 and incorporated in this Item 5.02 by reference.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release of Imperial Sugar Company dated September 8, 2004.

99.2	Change of Control Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL SUGAR COMPANY

Date: September 10, 2004	By:	/s/ H. P. Mechler
H. P. Mechler
Vice President, Accounting and Finance